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                                                                    EXHIBIT 10.4


                         COMBINED PURCHASE AGREEMENT AND
                              SETTLEMENT STATEMENT

This Combined Purchase Agreement and Settlement Statement ("the Agreement") made and entered into this 3rd day of February, 2000, concerning the purchase and sale of real property between F. Jeffrey Krupka, as Trustee of the Krupka-Brophy Profit Sharing Plan, hereinafter referred to as ("the Seller") and Real Estate Opportunities, Inc., a Colorado Corporation, hereinafter referred to as ("the Purchaser").

The Seller and Purchaser agree as follows:

1) Purchaser desires to acquire from the Seller real property known legally as:

    OUTLOT A, LAWSON SUBDIVISION, TOWN OF FIRESTONE, COUNTY OF WELD, STATE OF COLORADO, INCLUDING BY WAY OF EXAMPLE, BUT NOT LIMITED TO THE FOLLOWING:
    The beneficial interest of the Grantor in 19 shares of "Big T" water pending conveyance to the Town of Firestone upon completion of requirements of the B 7 Brand Subdivision, pursuant to approved preliminary plat, if not previously conveyed. ("the Property")

2) Seller desires to sell the Property to Purchaser for the sum of $755,000.00 on the following terms and conditions:

    a) The purchase price shall be payable as follows:

          i) Initial Cash Payment: $105,260.69 with the understanding that $40,260.69 of the initial cash payment is being obtained by financing between the Purchaser and Asset Realization, Inc., evidenced by a promissory note of even date herewith to be secured by a deed of trust of even date herewith and recorded in second position on the Property. The $40,260.69 in financing is expected to be paid directly to the Seller by the said Asset Realization, Inc.

          ii) Financing Provided by Seller: $649,739.31 shall be paid by the Purchaser to the Seller by execution of three promissory notes,


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     collectively secured by one deed of trust of even date herewith and recorded in first position on the Property. The amounts and terms of the promissory notes described as follows:

     (1) $55,000.00 promissory note payable in semi annual payments of $5,362.50, including principal and interest at 13.5% per annum, with the said $5,362.50 payments commencing August 1, 2000 and continuing every six months thereafter until February 3, 2002, whereon the entire unpaid principal balance shall be due and payable, if not sooner paid.

     (2) $65,000.00 promissory note payable in semi annual payments of $6,337.50, including principal and interest at 13.5% per annum, with the said $6,337.50 payments commencing August 1, 2000 and continuing every six months thereafter until February 3, 2002, whereon the entire unpaid principal balance shall be due and payable, if not sooner paid.

     (3) $529,739.31 promissory note payable in semi annual payments of $39,730.45, including principal and interest at 9.0% per annum, with the said $39,730.45 payments commencing August 1, 2000 and continuing every six months thereafter until February 3, 2002, whereon the entire unpaid principal balance shall be due and payable, if not sooner paid.

 iii) Partial Releases: The Deed of Trust securing the above three promissory notes shall provide the following partial release provision: The beneficiary shall provide partial releases on the basis of $45,000.00 per lot, after completion of the improvements to the Property, such that the Town of Firestone shall allow construction of 19 separate single family homes on the 19 separate single family building sites. The Purchaser shall be allowed to select the lot(s) being released.

  iv) Due on Sale Clause: The Deed of Trust shall provide that prior to September 1, 2000, the property may be conveyed to any other party, provided the three promissory notes are current and the principal balances are reduced to $500,000.00 collectively at time of transfer of the Property.


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   3) Other terms and conditions:

      a) The Seller shall pay for the 1999 real estate taxes and work invoiced through January 30, 2000, with the Purchaser assuming all further invoices.

      b) The sale of the Property is without recourse, warranty or representation.

   4) This Agreement is binding on the parties hereto and is effective August 19, 1999.

   5) The Purchaser and Seller agree to the following Settlement Statement:

                              Settlement Statement

Total Purchase Price:                                     $755,000.00

Less the following credits:
Purchase financing promissory note:                       $(55,000.00)
Purchase financing promissory note:                       $(65,000.00)
Purchase financing promissory note:                      $(529,739.31)

Cash Received:                                           $(105,260.69)

Balance Due:                                                    $0.00

Purchaser:                                 Seller:

Real Estate Opportunities, Inc.            Krupka-Brophy Profit Sharing Plan


By: /s/ F. JEFFREY KRUPKA                  By: /s/ F. JEFFREY KRUPKA
    --------------------------------           ---------------------------------
    F. Jeffrey Krupka, President               F. Jeffrey Krupka, Trustee